SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ___________________


       Date of Report (Date of earliest event reported) January 21, 1998

                          BIOCONTROL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                  0-10822                25-1229323
(State of other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                  Identification No.)


              300 Indian Springs Road, Indiana, Pennsylvania 15701
         (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code (412) 349-1811



       _________________________________________________________________
                        (Former name or former address,
                         if changes since last report.)






Item 1.	Change in Control of Registrant.
	Not applicable.

Item 2.	Acquisition or Disposition of Assets.
	Not applicable.

Item 3.	Bankruptcy or Receivership.
	Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.	Other Events.
             On January 21, 1998, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that it has received registration to the ISO 9001/08.94 international standard for its Indiana, PA manufacturing and product development facilities, together with certification to EN 46001/09.96, which shows conformance with the European Medical Device Directives
        (MDD) for medical products.

Item 6.	Resignation of Registrant's Directors.
	Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.

	(b)	Pro Forma Financial Information - Not Applicable.

	(c) 	Exhibits-Press Release

                                   SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                	BIOCONTROL TECHNOLOGY, INC.


	                                by  /s/  Fred E. Cooper, CEO
	                                         Fred E. Cooper, CEO
DATED: January 21, 1998


BICO
BIOCONTROL TECHNOLOGY, INC
2275 Swallow Hill Road, Building 2500
Pittsburgh, PA  15220

Press Release
Release:  Immediate
For More Information, Call:
Investors 					      Media
Diane McQuaide                                        Susan Taylor
1.412.429.0673  phone                                 1.412.279.9455 phone
1.412.279.9690  fax                                   1.412.279.9447 fax

                 	BIOCONTROL RECEIVES REGISTRATION TO ISO 9001

	Pittsburgh, PA - January 21, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that it has received registration to the ISO 9001/08.94 international standard for its Indiana, PA manufacturing and product development facilities, together with certification to EN 46001/09.96, which shows conformance with the European Medical Device Directives (MDD) for medical products (Certificate number SY 9810002 01).

        Obtaining these certifications is the second important step in the Company's efforts to gain the CE Mark for its Diasensor 1000 noninvasive glucose sensor, which will allow the device to be marketed in the 15-member European Union (EU) with a diabetic population of approximately 15 million.

       The first step entailed another audit that the Company passed in October 1997.

       For the third and final step in the process to market the Diasensor in the EU, Biocontrol is currently preparing a technical file for its sensor for submission to, and approval by, its notified body in order to receive a CE Mark. Placement of a CE Mark on a medical product signifies that the product meets the requirements for distribution into the European Community.

      An Authorized Representative to legally represent Biocontrol in the EU has been secured, and the Company has had discussions with potential European distributors for the Diasensor 1000 and its other medical products.

      Following approximately eighteen months to complete documentation and implementation of the company's quality system, TUV Rheinland of North America, Inc., an accredited third-party registrar and recognized "notified body" to the European Union, audited Biocontrol's quality system. The system passed the ISO 9001 and EN46001 audits with no deficiencies, leading to certification to these standards.

      David L. Purdy, president of Biocontrol, said: "Because the necessary audits are so rigorous and demand a great deal of preparatory effort from the Company and its employees, we are very pleased to have earned the certifications, especially with no deficiencies. We anticipate that the certifications will open markets and enhance our worldwide competitiveness."

      The ISO 9001 standard is the most comprehensive of three ISO 9000 series standards, covering design, manufacturing, installation, and servicing systems. All ISO standards are set by a specialized international agency for standardization, at present comprising the national standards bodies of 91 countries. Its objective is to promote the development of standardization and related world activities to facilitate the international exchange of goods and services, and to develop cooperation in intellectual, scientific, technological, and economic activity.
      The MDD registration, which is geared toward European standards, specifically states that Biocontrol has shown that it has established and maintains a quality management system for the design, development, manufacturing and distribution of noninvasive blood glucose monitors, vascular access systems, and hand function restoration neuroprosthesis systems (functional electrical stimulators - FES), products currently manufactured at the Indiana facilities.

      Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.